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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

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                                   FORM 8-K



                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):          October 15, 2002
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                                LOEWS CORPORATION
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             (Exact name of registrant as specified in its charter)



       Delaware                      1-6541                     13-2646102
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(State or other jurisdiction      (Commission             (IRS Employer
 of Incorporation)                 File Number)            Identification No.)



667 Madison Avenue, New York, N.Y.                             10021-8087
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(Address of principal executive offices)                       (Zip code)



Registrant's telephone number, including area code           (212) 521-2000
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 7.  Financial Statements and Exhibits

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits:

              Exhibit No.                Description
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                 99.1     Press Release issued by Loews Corporation,
                          announcing a quarterly dividend on Common
                          Stock.


Item 9.  Regulation FD Disclosure

  On October 15, 2002, Registrant issued a press release announcing a quarterly dividend of $.15 per share of Common Stock, payable December 2, 2002 to shareholders of record on November 1, 2002. The release also notes that Registrant has modified the schedule of meetings at which payment of quarterly dividends would be considered by the Board of Directors, effective in 2003. Under the modified schedule, quarterly dividend payments would be considered at Board meetings scheduled for February, May, August and November. As a result, quarterly dividend payments for dividends which are declared would be approximately two weeks later than had been the case in 2002.

  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   LOEWS CORPORATION
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Dated:  October 15, 2002                      By:  /s/ Gary W. Garson
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                                                   Gary W. Garson,
                                                   Senior Vice President,
                                                    General Counsel and
                                                    Secretary

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